Exhibit 99.1

Astra To Report Fourth Quarter 2021 Financial Results on March 17, 2022

ALAMEDA, California—March 3, 2022—Astra Space, Inc. (“Astra”) (Nasdaq: ASTR) will report financial results for its fourth quarter ended December 31, 2021, after the market close on Thursday, March 17, 2022.

Astra will host a webcast at 1:30pm PT (4:30pm ET) on Thursday, March 17, 2022, to discuss the results.

The news release containing the financial results with a link to the live webcast and the webcast replay will be accessible at Astra’s Investor Relations website (https://investor.astra.com/investor-relations).

About Astra

Astra’s mission is to improve life on Earth from space by creating a healthier and more connected planet. Today, Astra offers one of the lowest cost-per-launch dedicated orbital launch service of any operational launch provider in the world. Astra delivered its first commercial payload into Earth orbit in 2021, making it the fastest company in history to reach this milestone, just five years after it was founded in 2016. Astra (NASDAQ: ASTR) was the first space launch company to be publicly traded on Nasdaq. Visit astra.com to learn more about Astra.

Safe Harbor Statement

Certain statements made in this press release are “forward-looking statements”. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements.

Investor Contact:

Dane Lewis

investors@astra.com

Press Contact:

Kati Dahm

kati@astra.com